As filed with the Securities and Exchange Commission on November 1, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Oregon	93-0708501
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sonia Galindo
Senior Vice President, General Counsel, Secretary and Chief Ethics & Compliance Officer
1201 S. Joyce Street, Suite C006
Arlington, VA 22202
(703) 682-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lillian Tsu
Tiffany Posil
Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
(212) 918-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this form is a post-effective amendment to registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock
Preferred stock
Debt securities
Warrants
Units

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(2)	The registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act.

FLIR SYSTEMS, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell common stock, preferred stock, debt securities, warrants and units or any combination of these securities from time to time in one or more offerings.
We will provide specific terms of the securities we offer and the manner in which they are being offered in supplements to this prospectus. You should read this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus carefully before you invest.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on an immediate, continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “FLIR.”

Investing in the securities described in this prospectus involves significant risk. You should review carefully the risks described under “Risk Factors” on page 3 of this prospectus and in similar sections of our filings with the Securities and Exchange Commission that are incorporated or deemed to be incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 1, 2019.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS     1
THE COMPANY     2
RISK FACTORS     3
FORWARD-LOOKING STATEMENTS     4
USE OF PROCEEDS     5
DESCRIPTION OF CAPITAL STOCK     6
DESCRIPTION OF DEBT SECURITIES     9
DESCRIPTION OF WARRANTS     11
DESCRIPTION OF UNITS     12
PLAN OF DISTRIBUTION     13
LEGAL MATTERS     14
EXPERTS     14
WHERE YOU CAN FIND MORE INFORMATION     14
DOCUMENTS INCORPORATED BY REFERENCE     14

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ABOUT THIS PROSPECTUS
This prospectus forms a part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), pursuant to which we may offer and sell from time to time in one or more offerings any combination of the securities described in this prospectus. Each time we sell securities, we will provide you with a supplement to this prospectus containing specific information about the terms of that offering and the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein and, accordingly, any statement in this prospectus or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded to the extent that any statement contained in the applicable prospectus supplement modifies or supersedes that statement. We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.
The distribution of this prospectus, the applicable prospectus supplement and any related free writing prospectus and the offering of our securities in certain jurisdictions may be restricted by law. No action has been or will be taken by us or by any underwriter, agent or dealer involved in the distribution of our securities that would permit a public offering of our securities or the possession or distribution of this prospectus or any related prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than the United States. Neither this prospectus nor any applicable prospectus supplement or related free writing prospectus constitutes, and none of the foregoing may be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different or inconsistent information. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein, are accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless we otherwise specify or the context indicates otherwise, references in this prospectus or in any accompanying prospectus supplement to “FLIR,” the “Company,” “we,” “us,” “our” or similar terms refer to FLIR Systems, Inc. and its consolidated subsidiaries.

THE COMPANY
FLIR is a world leader in developing technologies that enhance perception and awareness. We design, develop, market, and distribute solutions that detect people, objects and substances that may not be perceived by human senses and improve the way people interact with the world around them. We bring these innovative technologies—which include thermal imaging systems, visible-light imaging systems, locater systems, measurement and diagnostic systems, and advanced threat-detection solutions—into daily life.
FLIR Systems, Inc. is an Oregon corporation and was incorporated in 1978. Our headquarters are located at 27700 SW Parkway Avenue, Wilsonville, Oregon, 97070, and the telephone number at this location is (503) 498-3547. Information about us is available on our website at http://www.flir.com. The information contained in, or that can be accessed through, our website is not part of this prospectus, any applicable prospectus supplement or free writing prospectus, or the documents incorporated or deemed to be incorporated by reference herein or therein.

RISK FACTORS
Investing in our securities involves significant risk. Before making a decision to invest in any of our securities, you should consider carefully the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and any risk factors that may be set forth in the applicable prospectus supplement and any related free writing prospectus, as well as the other information contained and incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in our securities. These risks are not the only ones we face. Unforeseen risks could arise and problems or issues that we now view as minor could become more significant. If we are unable to adequately respond to these risks and uncertainties, our business, financial condition and results of operations would be materially adversely affected.

FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and any related free writing prospectus and portions of the documents incorporated by reference herein and therein may contain information regarding future events and our future results that are based on management’s current expectations, estimates, projections and assumptions about our business that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “sees,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. You should pay particular attention to the risk factors and cautionary statements referenced in the sections entitled “Risk Factors” in this prospectus, any applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q incorporated by reference in this prospectus. Other risks, uncertainties and factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated and deemed to be incorporated by reference in this prospectus.
Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus, any applicable prospectus supplement or any related free writing prospectus, as applicable, or, in the case of any document incorporated by reference, the date of that document, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made. If we update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect to other forward-looking statements.

USE OF PROCEEDS
The net proceeds from the sale of any securities offered by us will be used for general corporate purposes unless we specify otherwise in the prospectus supplement or any related free writing prospectus applicable to a particular offering. General corporate purposes may include the repayment of debt, acquisitions, stock repurchases, capital expenditures, investments in subsidiaries and joint ventures, and additions to working capital. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material rights and privileges of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our second restated articles of incorporation, as amended (our “Articles of Incorporation”), our fourth restated bylaws, as amended (our “Bylaws”) and applicable provisions of the Oregon Business Corporation Act, as amended (the “OBCA”). For more information on how you can obtain our Articles of Incorporation and our Bylaws, see “Where You Can Find More Information.”
General
Pursuant to our Articles of Incorporation, our authorized capital stock consists of 510,000,000 shares, par value of $0.01 per share, of which 500,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. On October 25, 2019, we had 134,153,070 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Common Stock
Voting Rights
Each holder of shares of our common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the Articles of Incorporation. The OBCA requires that any amendments to our Articles of Incorporation must be approved by a majority of votes entitled to be cast on the amendment by any voting group with which the amendment would create dissenters’ rights and the votes required by every other voting group entitled to vote on the amendment. In addition, the OBCA requires that the shareholders entitled to vote must approve a plan of conversion of our corporation to another type of entity (such as a limited liability company), any merger or consolidation to which we are a party (other than some parent-subsidiary mergers), any sale of all or substantially all of our assets other than in the usual and regular course of business, or our dissolution as a corporation. Our shareholders do not have cumulative voting rights as to the election of directors.
Dividends
Subject to the preferential rights of any holders of any series of our preferred stock that may be issued in the future, the holders of shares of our common stock are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds.
Liquidation Distributions
Upon our liquidation (voluntary or otherwise), dissolution or winding-up and after payment of all prior claims against our assets and our outstanding obligations and subject to the preferential rights of holders of any series of our preferred stock that may be issued in the future, the holders of shares of common stock will be entitled to receive a distribution (the “Common Adjustment”). Following the payment of the full amount of the liquidation preferences of any series of our preferred stock and the Common Adjustment in respect of all outstanding shares of our preferred stock and common stock, respectively, holders of our preferred stock and holders of shares of our common stock shall receive their ratable and proportionate share of the remaining assets of the Company to be distributed in the ratio of 100 to 1 with respect to such preferred stock and common stock, on a per share basis, respectively.
Preemptive, Conversion, Redemption or Similar Rights
Holders of shares of our common stock are not entitled to any preemptive or other first right to acquire any treasury shares or any additional issue of shares of stock or other securities of the Company. The shares of common stock are not subject to conversion or redemption by the Company, and the holders of shares of our common stock do not have any right or option to convert such shares into any other security or property of the Company or to cause the Company to redeem such shares of common stock. There are no sinking fund provisions applicable to our common stock.
Fully Paid and Nonassessable Shares; No Liability for Corporate Obligations
All of our outstanding shares of common stock are fully paid and nonassessable, which means the holders of the outstanding shares of our common stock may not be required to contribute additional amounts of capital or pay additional amounts with respect to such shares of common stock to the Company or be liable for any obligations or liabilities of the Company that the Company may fail to discharge. A share of common stock is fully paid and nonassessable if such share has been issued for consideration legally permissible under the OBCA and the board of directors has determined that the consideration received or to be received for shares to be issued is adequate.
Preferred Stock
Shares of preferred stock may be issued without the approval of the holders of our common stock in one or more series, from time to time. Our board of directors is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, restrictions and any other terms with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock.
    Holders of our preferred stock may be entitled to receive dividends (other than dividends of common stock) before any dividends are payable to holders of our common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of FLIR.
    The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.
Board of Directors
The number of directors of the Company shall be not less than five nor more than twelve, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the board of directors. Directors shall be elected at each annual meeting of shareholders for one-year terms expiring at the next succeeding annual meeting of shareholders. The board of directors is not classified. Any director may be removed only for cause at a meeting of shareholders called expressly for that purpose, by the vote of a majority of the shares then outstanding. At any meeting of shareholders at which one or more directors are removed, a majority of the shares then outstanding for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.
Transfer Agent
The Transfer Agent and Registrar for the Company is Computershare.
Provisions with Possible Anti-Takeover Effects
Oregon Law
An Oregon company may provide in its articles of incorporation or bylaws that certain control share and business combination provisions in the OBCA do not apply to its shares.
We have opted out of Sections 60.801 through 60.816 of the OBCA, known as the “Oregon Control Share Act.” The Oregon Control Share Act generally provides that a person who acquires voting stock of an Oregon corporation, in a transaction that results in the acquiror holding more than 20%, 33 1/3% or 50% of the total voting power of the corporation, cannot vote the shares it acquires in the acquisition.
However, we are subject to Sections 60.825 through 60.845 of the OBCA, known as the “Oregon Business Combination Act.” The Oregon Business Combination Act governs business combinations between Oregon corporations and a person or entity that acquires 15% or more of the outstanding voting stock of the corporation, thereby becoming an “interested shareholder.” The Oregon Business Combination Act generally provides that the corporation and the interested shareholder, or any affiliated entity of the interested shareholder, may not engage in business combination transactions for three years following the date the person acquired the shares. Business combination transactions for this purpose include:

•	a merger or plan of exchange;

•
any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of the corporation’s assets or outstanding capital stock; and

•	transactions that result in the issuance or transfer of capital stock of the corporation to the interested shareholder.
These business combination restrictions do not apply if:

•
the board of directors approves the business combination or the transaction that resulted in the shareholder acquiring the shares before the acquiring shareholder acquires 15% or more of the corporation’s voting stock;

•
as a result of the transaction in which the person acquired the shares, the acquiring shareholder became an interested shareholder and owner of at least 85% of the outstanding voting stock of the corporation, disregarding shares owned by employee directors and shares owned by certain employee benefits plans; or

•
the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation at an annual or special meeting of shareholders, disregarding shares owned by the interested shareholder, approve the business combination after the acquiring shareholder acquires 15% or more of the corporation’s voting stock.

Our Articles of Incorporation and Bylaws
Various provisions contained in our Articles of Incorporation and Bylaws could delay or discourage shareholder actions with respect to transactions involving an actual or potential change of control of us or a change in our management and may limit the ability of our shareholders to remove current management or approve transactions that our shareholders may deem to be in their best interests. Among other things, these provisions:

•
provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary advance written notice of the shareholder’s intention to do so;

•
establish that state courts located within the State of Oregon (or, if no state court located within the State of Oregon has jurisdiction, the federal district court for the District of Oregon) are the sole and exclusive forum for certain disputes;

•
provide that the board of directors may, by resolution adopted by a majority of the directors, increase or decrease the number of directors on the board of directors so long as the number of directors is not less than five nor more than twelve; and

•	do not permit cumulative voting for directors.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be our direct unsecured general obligations. The debt securities will be issued under an indenture which may be amended or supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The applicable prospectus supplement and any related free writing prospectus will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or any related free writing prospectus relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or related free writing prospectus will supersede the information in this prospectus.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees, if any;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

•	the law that will govern the indenture and debt securities; and

•	additional terms not inconsistent with the provisions of the indenture.
General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.
Governing Law
The indentures and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a warrant agreement to be entered into between us and a warrant agent.
The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.
The applicable prospectus supplement will describe:

•
the terms of the units and of any of our debt securities, common shares, preferred shares or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION
We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; and

•	through any other method permitted by applicable law.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Hogan Lovells US LLP. With respect to certain legal matters relating to Oregon law, Hogan Lovells US LLP has relied upon the opinion of Chris Lewis, Vice President, Chief IP Counsel and Deputy General Counsel of FLIR. Any underwriters will be represented by their own legal counsel.

EXPERTS
The consolidated financial statements of FLIR Systems, Inc. and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 financial statements refers to a change in the method of accounting for revenue and the income tax impact of intra-entity transfers due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers and Accounting Standards Update 2016-16, Income Taxes (Topic 740): Intra-entity Transfers of Assets Other than Inventory.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC on a regular basis.
The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available from our website at http://www.flir.com. Information on or accessible through our website is not part of this prospectus, any accompanying prospectus supplement or any related free writing prospectus.
This prospectus constitutes part of a registration statement filed under the Securities Act. As permitted by the SEC’s rules, this prospectus omits information and exhibits included in the registration statement. For further information about us and the securities, you should read the registration statement and the exhibits thereto. You may read those documents as described above. Statements contained in this prospectus or any applicable prospectus supplement as to the contents of any contract or other document are not complete and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and each such statement is qualified in all respects by such reference.

DOCUMENTS INCORPORATED BY REFERENCE
We have “incorporated by reference” in this prospectus certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information or the information is modified or superseded by a subsequently filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document.
Any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the completion of the offering of the securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be deemed to be incorporated by reference into this prospectus and will automatically update, where applicable, and, to the extent inconsistent, supersede any information contained in this prospectus or any applicable prospectus supplement or incorporated by reference herein or therein.
This prospectus incorporates the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). These documents contain important information about us, our business and our financial condition.

•
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 28, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on March  8, 2019, pursuant to Section 13 of the Exchange Act or the Securities Act.

•
The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed with the SEC on May 2, 2019, the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 filed with the Commission on July 31, 2019 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 filed with the Commission on October 31, 2019.

•
The Company’s Current Reports on Form 8-K filed with the SEC on  February  12, 2019, February  13, 2019,  February 19, 2019, March  5, 2019, April 1, 2019, April 23, 2019, July 15, 2019 and October 22, 2019 (other than documents or portions of those documents not deemed to be filed).

•	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 15, 1993 (paper filing).
You can obtain any of the documents incorporated by reference in this prospectus from us or from the SEC through the SEC’s website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this prospectus. You can obtain these documents from us by requesting them in writing, by telephone or via the Internet at the following address, number or website:
FLIR Systems, Inc.
Attn: Investor Relations
27700 SW Parkway Avenue
Wilsonville, Oregon 97070
Telephone: (503) 498-3547
http://www.flir.com
The information contained on or that can be accessed through our website is not a part of this prospectus, any prospectus supplement or any related free writing prospectus, or any document incorporated or deemed to be incorporated by reference herein or therein.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses payable by the registrant in connection with the registration of securities pursuant to this registration statement. The actual amount of fees and expenses payable by the registrant in connection with the offering and sale of such securities will be determined from time to time in connection with the offering of securities pursuant to this registration statement.

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Printing and miscellaneous expenses	(2)

Total	(2)

(1)
This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be made in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.
As an Oregon corporation, the registrant is subject to the Oregon Business Corporation Act, as amended (the “OBCA”) and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA, Article IV of the registrant’s second restated articles of incorporation (the “Articles of Incorporation”) eliminates the personal liability of the registrant’s directors to it or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities specified by the OBCA.
Section 60.387, et seq., of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation’s best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. The OBCA does not permit corporations to indemnify against liability in connection with a claim by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding in which the director or officer was adjudged liable for improperly receiving a personal benefit, but does expressly authorize corporations to indemnify against the reasonable expenses associated with such claims. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.
The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

Article IV of the Articles of Incorporation also requires the registrant to indemnify its directors and officers to the fullest extent not prohibited by law and to pay in advance, subject to certain conditions specified in the Articles of Incorporation, any expenses incurred by directors and officers in connection with certain proceedings relating to their service as a director or officer. The registrant has entered into an employment agreement with its Chief Executive Officer, James J. Cannon, that includes a provision obligating the registrant to indemnify Mr. Cannon to the maximum extent permitted by law and to advance expenses to him upon his request. In addition, the registrant maintains director and officer insurance policies.
Any underwriting agreement that the registrant enters into in connection with an offering of securities registered hereunder may require the underwriters to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*
4.1	Form of Indenture
4.2	Form of Note*
4.3	Certificate of Designations of Preferred Stock*
4.4	Form of Warrant Agreement*
4.5	Form of Warrant Certificate*
5.1	Opinion of Hogan Lovells US LLP
5.2	Opinion of Chris Lewis, Vice President, Chief IP Counsel and Deputy General Counsel of FLIR Systems, Inc.
23.1	Consent of KPMG LLP
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.3	Consent of Chris Lewis, Vice President, Chief IP Counsel and Deputy General Counsel of FLIR Systems, Inc. (included in Exhibit 5.2)
24.1	Power of attorney (included on signature page)
25.1	Statement of eligibility of trustee on Form T-1

*	To be filed by amendment or as an exhibit to a document to be incorporated herein by reference in connection with an offering of securities.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on November 1, 2019.

FLIR Systems, Inc.

By:	/s/ Carol P. Lowe
Carol P. Lowe
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Cannon, Carol P. Lowe and Sonia Galindo, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do any and all such things in such person’s name, place and stead and in such person’s capacity as an officer and/or director of the registrant in connection therewith; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that they or any of them deems necessary or appropriate to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitutes or substitute therefor, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Cannon
James J. Cannon	President, Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2019

/s/ Carol P. Lowe
Carol P. Lowe	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2019

/s/ Brian E. Harding
Brian E. Harding	Vice President and Corporate Controller (Principal Accounting Officer)	November 1, 2019

/s/ Earl R. Lewis
Earl R. Lewis	Chairman of the Board of Directors	November 1, 2019

/s/ John D. Carter
John D. Carter	Director	November 1, 2019

/s/ William W. Crouch
William W. Crouch	Director	November 1, 2019

/s/ Catherine A. Halligan
Catherine A. Halligan	Director	November 1, 2019

/s/ Angus L. Macdonald
Angus L. Macdonald	Director	November 1, 2019

/s/ Michael T. Smith
Michael T. Smith	Director	November 1, 2019

/s/ Cathy A. Stauffer
Cathy A. Stauffer	Director	November 1, 2019

/s/ Robert S. Tyrer
Robert S. Tyrer	Director	November 1, 2019

/s/ John W. Wood, Jr.
John W. Wood, Jr.	Director	November 1, 2019

/s/ Steven E. Wynne
Steven E. Wynne	Director	November 1, 2019